Exhibit 99.2

For Immediate Release


Contact:
Christine Greany
(203) 299-7154
cgreany@tidalc.com

           Modem Media Reports Results for the Second Quarter of 2004

NORWALK, Conn., July 15, 2004 (BUSINESS WIRE) -- Modem Media, Inc. (NASDAQ:
MMPT), a leading interactive marketing firm, today announced its operating results for the second quarter ended June 30, 2004. Highlights of the quarter include:

         o    Third consecutive quarter of year-to-year revenue growth
         o Acquisition of four new clients, including Royal Caribbean and Dolby
         o    Earnings exceed management's guidance

Second Quarter Results

Revenue for the second quarter of 2004 totaled $15.9 million compared with $15.3 million for the second quarter of 2003. The favorable impact of foreign exchange rates improved the quarter's revenue by $0.3 million compared with the second quarter of last year.

Operating income for the second quarter of 2004 was $2.5 million, which included restructuring income of $0.5 million due to changes in estimates regarding the underlying assumptions related to the Company's excess office space. Additionally, operating income includes $(0.4) million of costs associated with the transaction announced separately today. The Company reported operating income of $2.9 million for the second quarter of 2003.

Income from continuing operations for the second quarter of 2004 was $1.9 million, or $0.07 per diluted share, compared with $1.7 million, or $0.07 per diluted share, for the second quarter of 2003. The after-tax impact of restructuring income was $0.5 million, or $0.02 per diluted share, during the second quarter of 2004. The after-tax impact of transaction costs was $(0.2) million, or $(0.01) per diluted share, during the second quarter of 2004.

Net income was $1.8 million, or $0.06 per diluted share, for the second quarter of 2004 compared with $1.7 million, or $0.06 per diluted share, for the second quarter of 2003. Net income for the three months ended June 30, 2004 and 2003 includes a loss from discontinued operations due to the closing of the Brazil office, net of tax, of $(0.1) million, or $0.00 per diluted share, and $(0.1) million, or $0.00 per diluted share, respectively.

Six Month Results

Revenue for the six months ended June 30, 2004 totaled $31.2 million compared with $29.6 million for the six months ended June 30, 2003. The favorable impact of foreign exchange rates improved first half revenue by $0.7 million compared with the first half of last year.

Operating income for the six months ended June 30, 2004 was $3.7 million, which included restructuring income of $0.5 million due to changes in estimates regarding the underlying assumptions related to the Company's excess office space. Additionally, operating income includes $(0.4) million of costs associated with the transaction announced separately today. The Company reported operating income of $3.9 million for the six months ended June 30, 2003.

Income from continuing operations for the six months ended June 30, 2004 was $2.7 million, or $0.10 per diluted share, compared with $2.4 million, or $0.09 per diluted share, for the second quarter of 2003. The after-tax impact of restructuring income was $0.5 million, or $0.02 per diluted share for the six months ended June 30, 2004. The after-tax impact of transaction costs was $(0.2) million, or $(0.01) per diluted share, for the six months ended June 30, 2004.
Net income was $2.5 million, or $0.09 per diluted share, for the six months ended June 30, 2004 compared with $2.3 million, or $0.09 per diluted share, for the six months ended June 30, 2003. Net income for the six months ended June 30, 2004 and 2003 includes a loss from discontinued operations due to the closing of the Brazil office, net of tax, of $(0.2) million, or $(0.01) per diluted share, and $(0.1) million, or $0.00 per diluted share, respectively.

Cash, cash equivalents and marketable securities were $62.0 million at June 30, 2004, an increase of $5.9 million compared to $56.1 million at December 31, 2003, principally due to proceeds from the exercise of employee stock options and the release of funds held as security for our San Francisco office lease, as well as cash generated by operations.

Guidance

Modem Media expects revenue in the third quarter of 2004 to range from $15 to $17 million and earnings from continuing operations of $0.03 to $0.05 per diluted share without including additional transaction costs. The Company expects full-year revenue from $63 to $67 million for 2004 and earnings from continuing operations per diluted share of $0.18 to $0.24 without including additional transaction costs. For the full year, depreciation is anticipated to be approximately $2.0 to $2.5 million and capital expenditures are expected to be approximately $2 million.

Conference Call Information

Modem Media, together with Digitas, will host a conference call this morning at 10:00 a.m. Eastern Time to discuss second quarter financial results and the transaction with Digitas. The dial-in number is (888) 689-4452 for domestic callers and (706) 679-5891 for international callers. A live webcast of the call will also be available at www.modemmedia.com. A replay will be available and archived on the web site the same day. A telephone replay will also be available through July 22, 2004 at (800) 642-1687 (domestic) and (706) 645-9291
(international), code 8790889.

About Modem Media

Founded in 1987, Modem Media (www.modemmedia.com) is an interactive marketing strategy and services firm recognized for the innovation and effectiveness of its work in digital channels. Modem Media helps world class companies realize greater value from their customers by increasing sales and reducing costs across their communications, selling and service activities. The Company builds value for global businesses including Allianz, AOL, Delta Air Lines, General Motors, Heineken USA, Home Depot, IBM, Kraft, Michelin, Royal Caribbean, PricewaterhouseCoopers and Sprint. Modem Media's success is rooted in the integration of customer-driven marketing strategies, award-winning creative solutions, and advanced marketing technologies. Modem Media is headquartered in Norwalk, Connecticut, and has additional offices in San Francisco and London.


                                      ###

This press release contains statements that are "forward-looking" within the meaning of applicable federal securities laws, including the Company's expected revenue, earnings per share, depreciation, capital expenditures, which are all subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ include timing and scope of new projects and client initiatives, demand for the Company's services, spending levels of the Company's clients and prospects, the loss of a major client, pricing pressure for the Company's services, the impact of the economic downturn, the cost to defend or settle certain litigations to which the Company is a party, the ability to sublet excess space, the timing and ability of the Company to manage the level of personnel and capacity in the future, dilution from employee options exercised, the timing of capital expenditures, the timing of collections from the Company's clients, the timing and cost of closing the Brazil office, including severance costs, and other factors more fully discussed in our filings with the Securities and Exchange Commission, including our Form 10K and 10Qs. Amounts may not add due to rounding.

                               MODEM MEDIA, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
              (Unaudited, in thousands, except per share amounts)

                                                              Three Months Ended           Six Months Ended
                                                                   June 30,                    June 30,
                                                              ------------------           ----------------
                                                             2004         2003              2004        2003
                                                            --------     --------         -------      ------

Revenues                                                    $ 15,940     $ 15,344       $ 31,153     $ 29,594
Cost of revenues                                               8,352        6,701         16,436       14,276
                                                           ---------    ---------       --------     --------
Gross profit                                                   7,588        8,643         14,717       15,318
                                                           ---------    ---------       --------     --------
Operating expenses:
     Selling, general and administrative                       5,146        4,868         10,504        9,621
     Restructuring and other credits                            (528)       --              (528)       --
     Depreciation and amortization                               502          860          1,031        1,782
                                                           ---------    ---------       --------     --------
         Total operating expenses                              5,120        5,728         11,007       11,403
                                                           ---------    ---------       --------     --------
Operating income                                               2,468        2,915          3,710        3,915
Interest income                                                  158          129            312          270
Other income (expense), net                                       34         (168)          (119)        (336)
                                                           ---------    ---------       --------     --------
Income from continuing operations
     before income taxes                                       2,660        2,876          3,903        3,849
Provision for income taxes                                       782        1,138          1,206        1,457
                                                           ---------    ---------       --------     --------
Income from continuing operations                              1,878        1,738          2,697        2,392
                                                           ---------    ---------       --------     --------
Discontinued operations:
     Operating loss                                             (548)        (69)          (629)         (122)
Benefit for income taxes                                         430           --            430           --
                                                           ---------    ---------       --------     --------
Loss from discontinued operations                               (118)         (69)          (199)        (122)
                                                           ---------    ---------       --------     --------
Net income                                                  $  1,760     $  1,669       $  2,498     $  2,270
                                                           =========    =========       ========     ========
Basic and diluted per share data: *
     Income from continuing operations                     $    0.07    $    0.07       $   0.10    $    0.09
     Loss from discontinued operations                            --           --          (0.01)          --
                                                           ---------    ---------       --------     --------
     Net income                                             $   0.06     $   0.06      $    0.09     $   0.09
                                                           =========    =========       ========     ========

Weighted-average number of common shares outstanding:
     Basic                                                     27,213      25,958         26,885       25,963
                                                           =========    =========       ========     ========
     Diluted                                                   28,241      26,124         28,266       26,206
                                                           =========    =========       ========     ========

* Numbers may not add due to rounding.

                               MODEM MEDIA, INC.
                          CONSOLIDATED BALANCE SHEETS
         (Unaudited, in thousands, except share and per share amounts)


                                                                                            June 30,        December 31,
                                                                                              2004              2003
                                                                                           ----------       ------------

                                          ASSETS

Current assets:
Cash and cash equivalents                                                                  $   30,285       $    56,095
Marketable securities                                                                          26,763              -
Accounts receivable, net of bad debt reserve of $152 and $162, respectively                    10,521            15,352
Unbilled revenues                                                                               2,241               853
Deferred income taxes                                                                           4,005             3,371
Prepaid expenses and other current assets                                                       1,775             2,717
                                                                                           ----------        ----------
         Total current assets                                                                  75,590            78,388

Noncurrent assets:
Marketable securities                                                                           4,924                 -
Property and equipment, net                                                                     6,534             7,308
Goodwill                                                                                       43,156            43,156
Deferred income taxes                                                                          12,287            12,694
Other assets                                                                                    1,404             1,389
                                                                                           ----------        ----------
         Total noncurrent assets                                                               68,305            64,547
                                                                                           ----------        ----------

         Total assets                                                                      $  143,895        $  142,935
                                                                                           ==========        ==========

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                                                                           $      908        $    1,388
Pre-billed media                                                                               12,480            12,508
Deferred revenues                                                                               2,454             4,809
Accrued restructuring                                                                           2,781             2,974
Accrued expenses and other current liabilities                                                  4,948             6,325
                                                                                           ----------        ----------
         Total current liabilities                                                             23,571            28,004

Noncurrent liabilities:
Accrued restructuring                                                                          11,348            13,173
Other liabilities                                                                               1,003             1,109

Stockholders' equity:
Common stock, $.001 par value - 145,000,000 shares authorized, 27,685,200
     and 26,705,359 issued, respectively                                                           28                27
Preferred stock, $.001 par value - 5,000,000 shares authorized, none issued
     and outstanding                                                                                -                 -
Paid-in capital                                                                               199,436           194,310
Deferred compensation                                                                            (261)             (202)
Accumulated deficit                                                                           (89,328)          (91,826)
Treasury stock, 324,902 and 264,522 shares of common stock, respectively, at cost              (1,701)           (1,351)
Accumulated other comprehensive loss                                                             (201)             (309)
                                                                                           ----------        ----------
         Total stockholders' equity                                                           107,973           100,649
                                                                                           ----------        ----------
         Total liabilities and stockholders' equity                                        $  143,895        $  142,935
                                                                                           ==========        ==========